Exhibit 99.3

DPTS Marketing, LLC Financial Statements for the Period from April 29, 2011 to December 31, 2011

Independent Auditors’ Report	2

Financial Statements

Balance Sheet	3

Statement of Income	4

Statement of Members’ Capital	5

Statement of Cash Flows	6

Notes to Financial Statements	7-10

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Independent Auditors’ Report

Board of Governors and Members

DPTS Marketing, LLC

We have audited the accompanying balance sheet of DPTS Marketing, LLC as of December 31, 2011 and the related statement of operations, members’ capital, and cash flows for the period from inception (April 29, 2011) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DPTS Marketing, LLC at December 31, 2011, and the results of its operations and its cash flows for the period from inception (April 29, 2011) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

March 22, 2012

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DPTS Marketing, LLC

Balance Sheet

As of December 31,	2011

Assets
Current assets:
Cash	$20,800,308
Due from Trading Member	6,013,299
Total current assets	26,813,607

Total assets	$26,813,607

Liabilities
Current liabilities:
Accounts payable	$2,184,849
Long-term liabilities:
Preferred return payable to members	635,616
Total current liabilities	2,820,465

Members’ capital:
DP member capital	11,996,571
PTS member capital	11,996,571
Total members’ capital	23,993,142

Total liabilities and members’ capital	$26,813,607

The accompanying notes are an integral part of these financial statements.

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DPTS Marketing, LLC

Statement of Income

For the Period from	April 29, 2011 to December 31, 2011

Trading commission income	$9,117,898
Cost of revenue	3,948,844

Gross profit	5,169,054

Operating expenses:
General and administrative expenses	226,871
Trading general and administrative fees	258,342
Total operating expenses	485,213

Income from operations	4,683,841

Other expense, net:
Trading other expense, net	55,283
Net Income	$4,628,558

Return of members’ preferred contributions	(635,616)

Earnings available for members	$3,992,942

The accompanying notes are an integral part of these financial statements.

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DPTS Marketing, LLC

Statement of Members’ Capital

	DP			PTS
	Members Capital	Members Preferred	Total DP Capital	Members Capital	Members Preferred	Total PTS Capital	Total Capital
Balance, April 29, 2011	$100	$—	$100	$100	$—	$100	$200
Contributions	—	10,000,000	10,000,000	—	10,000,000	10,000,000	20,000,000

Earnings available for members:
Net Income	2,314,279	—	2,314,279	2,314,279	—	2,314,279	4,628,558
Preferred returns	(317,808)	—	(317,808)	(317,808)	—	(317,808)	(635,616)
Earnings available for members	1,996,471		1,996,471	1,996,471		1,996,471	3,992,942

Balance, December 31, 2011	$1,996,571	$10,000,000	$11,996,571	$1,996,571	$10,000,000	$11,996,571	$23,993,142

The accompanying notes are an integral part of these financial statements.

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DPTS Marketing, LLC

Statement of Cash Flows

For the Period from	April 29, 2011 to December 31, 2011
Cash Flows From Operating Activities:
Earnings available for members	$3,992,942
Adjustments to reconcile earnings available for members to net cash provided by operating activities:
Preferred return payable to members	635,616
Changes in assets and liabilities:
Accounts payable	2,184,849
Due from trading member	(6,013,299)
Net cash provided by operating activities	800,108

Cash Flows From Financing Activities:
Member contributions	20,000,200
Net cash provided by financing activities	20,000,200
Net increase in cash	20,800,308
Cash, beginning of period	—
Cash, end of period	$20,800,308

The accompanying notes are an integral part of these financial statements.

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DPTS Marketing, LLC

Notes to Financial Statement

1. Nature of Business and Joint Venture Agreement

DPTS Marketing, LLC (the “Company”), a Minnesota limited liability company, was organized on April 29, 2011 and is referred to as “we,” “our” and “us.” The Company is an equally owned joint venture between Dakota Plains Marketing, LLC, a wholly owned subsidiary of Dakota Plains, Inc. (formerly Dakota Plains Transport, Inc.), a Minnesota corporation (“DP”) and Petroleum Transport Solutions, LLC, a Minnesota limited liability company (“PTS”). Each member made an initial contribution of $100 in exchange for 1,000 membership units, for a total of 2,000 member units issued and outstanding. Each unit entitles the members to one vote on all matters submitted. Under provisions of the DPTS Marketing, LLC Member Control Agreement, the profits and losses of the joint venture are split 50/50, pro rata based on the number of member units outstanding.  The cash payments from the joint venture are paid pro rata based upon the average number of units owned by each member each calendar day during such calendar quarter.

Each of the members was also required to make an initial member preferred contribution of $10,000,000 in May of 2011 to support the Trading Activities of the Company. Upon written agreement of all the members, the members will make such additional member preferred contributions as are agreed upon. All member preferred contributions received shall entitle the member to receive a cumulative preferred return of 5% per annum, which preferred return will be paid in cash on a quarterly basis subject to there being cash available. The Company has made no payments as of December 31, 2011.

The Company was organized to engage in the purchase, sale, storage, transport and marketing of hydrocarbons produced within North Dakota to or from refineries and other end-users or persons and to conduct trading activities. The Company shall exist for an initial term expiring December 31, 2018 and the term shall automatically extend in two-year renewal periods unless and until terminated. The Company can be terminated by written agreement signed by all members or at completion of any term if written notice of termination is delivered by one member to the other member at least 90 days prior to the end of such term.

During the term of the agreement, one of the members (“Trading Member”), which shall initially be PTS, acting itself or through one or more of its affiliates, shall perform and be solely responsible for purchasing, selling, storing, transporting, marketing, and transacting trades in North Dakota crude oil, and entering into related agreements and conducting related activities on behalf of the Company (the “Trading Activities”). All Trading Activities in North Dakota crude oil involving transportation by rail and requiring transloading shall be required to be transloaded at the New Town, North Dakota facility owned by Dakota Plains Transloading, LLC (a wholly owned subsidiary of Dakota Plains, Inc.) unless otherwise agreed upon by the members. Trading Activities may, without limitation, consist of physical and/or financial transactions, including hedging or other financial arrangements not involving the actual trading of any physical North Dakota crude oil; provided, however, that such financial transactions must be entered into for risk management purposes and must not involve the assumption of any flat price risk. The Trading Member shall be solely responsible for employing and compensating employees that execute transactions constituting Trading Activities and for providing office space and necessary information technology equipment for such employees to conduct the Trading Activities.

Unless otherwise approved by each Member, the Trading Member's ability to engage in Trading Activities shall be subject to the following limitations:

          (i)          each individual transaction shall be subject to a maximum volume of five thousand (5,000) barrels per day and a maximum term of twelve (12) months; provided that such maximum volume may be increased to ten thousand (10,000) barrels per day and such maximum term may be increased to twenty-four (24) months for any individual transaction with the approval of each Member's Authorized Person;

         (ii)         the aggregate portfolio limit in respect of Trading Activities shall be twenty-five thousand (25,000) barrels per day of purchases and/or sales;

         (iii)         the maximum outright flat price volume exposure in respect of Trading Activities at any time shall be twenty-five thousand (25,000) barrels, either long or short; and

         (iv)         all Trading Activities shall be transacted through segregated sub-accounts reviewed by independent auditors on a quarterly basis. The Trading Member also agrees to provide such documents and information as are reasonably requested to allow all members to complete quarterly financial reviews and annual audits of all Trading Activities for their own financial reporting purposes.

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DPTS Marketing, LLC

Notes to Financial Statement

All Trading Activities are conducted in the name of the Trading Member, therefore, the Trading Activities are recorded in the books and records of the Trading Member. However, the net profit or loss of the Trading Activities, along with any credit losses, will be passed through from the Trading Member to the Company as Trading Commission Income.

2. Summary of Significant Accounting Policies

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Cash and Cash Equivalents

The Company considers highly liquid investments with insignificant interest rate risk and original maturities to the Company of three months or less to be cash equivalents. The Company’s cash positions represent assets held in checking accounts.  These assets are generally available to the Company on a daily or weekly basis and are highly liquid in nature.  All of the Company’s non-interest bearing cash accounts were fully insured at December 31, 2011 due to a temporary federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts. Beginning 2013, insurance coverage will revert to $250,000 per depositor at each financial institution, and the Company’s non-interest bearing cash balances may again exceed federally insured limits.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Receivables from Trading Member

The Company has receivables Due from Trading Member representative of transactions conducted by the Trading Member on behalf and for the benefit of DPTS Marketing, LLC. As of December 31, 2011, we have Due from Trading Member of $6,013,299. This balance is comprised of the net of $39,854,560 of assets, of which $39,107,523 represents accounts receivables net of allowance for bad debt, and $33,841,261 of liabilities.

Revenue Recognition

Revenue is represented on the financial statements as Trading Commission Income from the Trading Member. This Trading Commission Income is net of costs of the Trading Activities conducted by the Trading Member. This income is recognized when the product is delivered, the sales price is fixed or determinable and collectability is reasonably assured.

As of December 31, 2011, the Company recognized Trading Commission Income of $9,117,898, which represents the net of $255,319,689 of revenue and $246,201,791 of costs of revenue of the Trading Activities performed by the Trading Member on behalf of the Company.

Concentration of Risk

The revenue recorded by the Trading Member relating to Trading Activities for the year ended December 31, 2011 consisted of a total of five customers, of which three customers accounted for approximately 92% of the total revenue. The cost of revenue recorded by the Trading Member relating to Trading Activities for the year ended December 31, 2011 consisted of a total of six suppliers, of which three suppliers accounted for approximately 83% of the total cost of revenue. A material reduction in revenue to these customers or a material crude disruption from these suppliers may adversely affect the results of the Trading Activities, which are passed through to the Company by the Trading Member.

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DPTS Marketing, LLC

Notes to Financial Statement

Income Taxes

We intend to continue to operate so as to qualify, for United States federal and Minnesota state income tax purposes, as a partnership. Therefore, we generally are not subject to United States federal income tax at the entity level. Our members will be required to take into account their allocable share of each item of our income, gain, or loss and credits for our taxable year ending within or with their taxable year for federal or state income tax purposes.

Subsequent Events

Management has evaluated subsequent events through March 22, 2012, which is the date the financial statements were available to be issued.

3. Related Party Transactions

Commencing with the first calendar month during which the Company takes physical delivery of North Dakota Crude Oil, the Company shall pay to PTS (the “Trading Member”) an amount equal to $0.08 per barrel (the "Charge") of North Dakota crude oil subject to Trading Activities during such month; provided, that from and after such time the Trading Member shall be entitled to receive a minimum monthly Charge calculated assuming a minimum volume of five thousand (5,000) barrels per day in Trading Activities. In the event the Trading Member does not engage in any Trading Activities for three (3) consecutive months, then such minimum monthly Charge shall be suspended until the month during which Trading Activities resume. Furthermore, accounting and bookkeeping services for the Company, including the calculation of the amounts of outstanding member preferred contributions, the amounts of preferred returns, if any, the distribution percentage and amounts payable to the members, shall be performed by the Trading Member at a rate equal to $0.0225 per barrel for every barrel of crude oil successfully marketed by the Company.

In connection with trading and accounting fees, during the period ended December 31, 2011, the Company recorded related party general and administrative expenses of $163,106.

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DPTS Marketing, LLC

Notes to Financial Statement

Beginning July 2011 and continuing through the term of the agreement, the Company assumed the railcar leasing liability of Dakota Petroleum Transport Solutions, LLC, a related party through ownership. In addition, the Company entered into an agreement to sublease from the Trading Member all railcars necessary to conduct the trading activities on behalf of the Company. In accordance with the sublease agreement, the Company shall assume all the terms and responsibilities of the original lease which includes freight costs, maintenance and storage. For the period ended December 31, 2011, the Company recognized Rail Car costs of $3,948,844.

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